UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2013

GANNETT CO., INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	1-6961	16-0442930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive		22107-0910
McLean, Virginia		(Zip Code)
(Address of Principal Executive Offices)
(703) 854-6000
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
Gannett Co., Inc. held its Annual Meeting of Shareholders on May 7, 2013. The voting results on the proposals considered at the Annual Meeting are provided below.
Proposal 1
The voting results on the proposal to elect nine nominees to the Company’s Board of Directors were as follows:

	For	Against	Abstain	Broker Non-Votes
John E. Cody	177,629,895.753	2,936,402.528	459,008.555	18,309,818.000
Howard D. Elias	174,555,025.342	6,011,938.054	458,343.440	18,309,818.000
John Jeffry Louis	177,799,836.455	2,769,157.244	456,313.137	18,309,818.000
Marjorie Magner	174,712,991.263	5,856,760.178	455,555.395	18,309,818.000
Gracia C. Martore	177,743,261.860	3,013,337.566	268,707.410	18,309,818.000
Scott K. McCune	177,007,475.311	3,558,090.711	459,740.814	18,309,818.000
Duncan M. McFarland	174,546,942.819	6,018,568.231	459,795.786	18,309,818.000
Susan Ness	177,678,141.063	2,891,304.988	455,860.785	18,309,818.000
Neal Shapiro	177,533,264.462	3,029,832.981	462,209.393	18,309,818.000
Proposal 2
The voting results on the proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2013 fiscal year were as follows:

			Broker
For	Against	Abstain	Non-Votes
196,597,458.473	2,224,539.685	513,126.678	0.000
Proposal 3
The voting results on the resolution to approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers reported in the Company’s 2013 proxy statement were as follows:

			Broker
For	Against	Abstain	Non-Votes
168,340,560.306	12,129,060.547	555,318.983	18,310,185.000
Proposal 4
The voting results of the shareholder proposal regarding the vesting of equity awards of senior executives upon a change of control were as follows:

			Broker
For	Against	Abstain	Non-Votes
80,995,803.223	98,949,930.397	1,079,573.216	18,309,818.000

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

GANNETT CO., INC.

By:	/s/ Todd A. Mayman
Todd A. Mayman
Senior Vice President, General Counsel and Secretary
Date: May 10, 2013